Wells Fargo and Norwest

            "Creating ... The Premier Financial Services Company"

                                 June 8, 1998
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                          Pro Forma Financial Results
                                        1999E         2000E        2001E
Cash EPS                                $2.56         $2.91        $3.35
  % Accretion                             7.6%          9.4%        12.8%
GAAP EPS                                $2.23         $2.59        $3.03
  % Accretion                              --           3.2%         7.4%
  % Change from prior yr.                13.2%(1)      16.1%        17.0%

(1) Based on analyst estimates of $1.97 GAAP EPS for 1998.

Note:  Estimates exclude one-time merger related costs



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                Premier Banking Franchise in the West and Midwest

                                      [Map]



Deposit Rank                  # of States                Total $
     1                             5                       20.1
     2                             5                       73.3
     3                             2                       10.1
     4                             4                       16.9
     5+                            5                        4.6
-----------------------------------------------------------------------------
Total                             21                       $125


($ in billions)



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                        Leadership in Retail Distribution
 o #1 in total stores (5,777)
   o #3 Bank network (2,800 stores)
   o #1 Retail mortgage network (741 stores)
     o Largest mortgage banking originator (1 out of 15 mortgages)
     o Largest mortgage banking servicer (2,000,000 customers)
   o #1 Premier, U.S. Consumer finance company (1,425 stores)
 o #3 ATM network in U.S. (6,500 ATMs)
 o #1 Internet bank for consumers (460,000 customers)
 o #1 Supermarket bank (900 stores)
 o Leader in telephone banking functionality
 o Leading NAFTA bank
   o #1 Mexican border
   o #1 Canadian border





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The New Wells Fargo
 o #1, 2, or 3 Bank Deposit Share in 73 MSA's
 o #1 Mortgage Originator and Servicer
 o #1 Bank Commercial Real Estate Lender
 o #1 Bank-Owned Insurance Agency
 o #1 Agricultural Bank
 o #2 Small Business Lender
 o #4 Middle Market Lender
 o #4 Bank Mutual Fund Manager
 o #1 Internet Bank
 o Premier Consumer Finance Company




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Significant Customer Base
=============================================================================

                                  Norwest    Wells Fargo     Combined
                               ----------------------------------------------

Retail Banking                     3mm          6.1mm        9.1mm households

Mortgage                           2.1mm          -          2.1mm customers

Consumer Finance                   3.2mm          -          3.2mm customers

Small Business                     284k         750k         1.0mm customers

Middle Market                      10k          13k          23k customers

Large Corporate                    1.2k         1.5k         2.7k customers




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Leveraging Complementary Strengths

o Norwest
   o Exceptional sales and service culture
   o Strong revenue generation

o Wells Fargo
   o Alternative delivery leader
   o Outstanding expense efficiency




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                          Expense Savings

                         Amount
  Source of Savings       ($mm)                   Comments
Systems                   $200       o  Conversion to one system platform
                                     o  Elimination of duplicate systems
                                        development and maintenance
Operations                 120       o  Consolidation of operations

Branch Consolidations      175       o  Based on states with market place
                                        overlap
General Administration     155       o  Elimination of duplicate overhead
                           ---          functions

Total Cost Saves          $650

                            % of combined expenses 8%

Note:  Expenses excluding intangible amortization




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                          Expense Savings Projected in
                         Recent Major Bank Transactions
-----------------------------------------------------------------------------
($ in Millions)                    Cost Saves as
                                   a % of Smaller          Pre-Tax
                                    Non-Interest          Non-Interest
Merger Partners                     Expense Base         Expense Savings
---------------                    --------------        ---------------
Norwest/Wells Fargo                      17%                 $  650

In-Market
Corestates/First Union                   46%                 $  723
First Interstate/Wells Fargo             37                     800
Chase/Chemical                           41                   1,800

Market Extension
BankAmerica/NationsBank                  27%                 $2,000
First Chicago NBD/Banc One               28                     930
First America/National City              31                     243
US Bancorp/First Banks                   30                     340
First Chicago/NBD Bancorp                16                     200
-----------------------------------------------------------------------------




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                  Opportunities Not Included in Financial Model

                                                        Annual Pre-Tax
                                                        Income Potential
                                                             ($mm)
                                                        ----------------

o    Increase Wells Fargo's current products per
     household to Norwest average                            $700

o    Improve Norwest banking efficiency ratio to
     level of Wells Fargo                                     400

o    Other cross-business integration revenue
     opportunities                                            150





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